                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Centocor, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                CENTOCOR, INC.

                          MALVERN, PENNSYLVANIA 19355

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 13, 1998

                               ----------------

TO THE SHAREHOLDERS:

  The annual meeting of shareholders of Centocor, Inc. will be held at the Company's principal executive office, 200 Great Valley Parkway, Great Valley Corporate Center, Malvern, Pennsylvania, on May 13, 1998, at 10:00 A.M. for the following purposes:

    1. To elect nine members of the Board of Directors, each to serve until the next annual meeting.

    2. To vote on a proposal to approve an amendment of the Company's 1987 Non-Qualified Stock Option Plan.

    3. To vote on a proposal to approve an amendment of the Company's 1989 Non-Employee Directors' Non-Qualified Stock Option Plan.

    4. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 13, 1998 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record of the Company at the close of business on March 13, 1998 will be entitled to notice of and to vote at the meeting.

  Please complete, date and sign the enclosed proxy and return it promptly. If you attend the meeting, you may vote in person.

                                          George D. Hobbs
                                          Secretary

April 2, 1998

                                CENTOCOR, INC.

                                PROXY STATEMENT

                                 INTRODUCTION

  The accompanying proxy is solicited by the Board of Directors of Centocor, Inc., 200 Great Valley Parkway, Great Valley Corporate Center, Malvern, Pennsylvania 19355. Copies of this Proxy Statement and the accompanying proxy are first being mailed on or about April 2, 1998 to the holders of record of Common Stock on March 13, 1998. A proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by returning a later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and employees of the Company may solicit proxies personally and by telephone. The Company may also use the services of D.F. King & Co., Inc. to aid in the solicitation of proxies at an anticipated fee of $6,000.

  Holders of Common Stock of record at the close of business on March 13, 1998 will be entitled to vote at the meeting. On that date, the Company had 70,184,646 shares of common stock, par value $.01 per share, outstanding (the "Common Stock"). Each shareholder is entitled to cast one vote per share on all items of business properly presented at the meeting, except that shareholders have cumulative voting rights with respect to the election of directors, as described below. Under Pennsylvania law and the by-laws of the Company, the presence of a quorum is required to transact business at the meeting. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Proxies received with votes withheld or abstentions will be counted in determining the presence of a quorum, but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. As a result, votes withheld, abstentions and broker non-votes will have no impact on any matter submitted to the shareholders for a vote, assuming a quorum is present for such matter.

  Shareholders have cumulative voting rights with respect to the election of directors. Each shareholder is entitled to cast the number of votes in the election of directors that is equal to the number of shares of Common Stock held by such shareholder on the record date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit. The nine nominees for director receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors.

                             ELECTION OF DIRECTORS

  Nine directors are to be elected at the annual meeting of shareholders to serve one-year terms until the 1999 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Anthony B. Evnin, William F. Hamilton, David P. Holveck, Antonie T. Knoppers, Ronald A. Matricaria, Hubert J.P. Schoemaker, Richard D. Spizzirri, Lawrence Steinman and Jean C. Tempel, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. All the nominees have informed the Board of Directors that they are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

  The following table sets forth, as of March 13, 1998, information as to the nominees, including their recent employment, positions with the Company, if any, other directorships and age.

                NAME, AGE, PRINCIPAL OCCUPATIONS AND BUSINESSES                   DIRECTOR
             DURING LAST FIVE YEARS AND OTHER CURRENT DIRECTORSHIPS                SINCE
             ------------------------------------------------------               --------
Anthony B. Evnin, Ph.D., 57.....................................................    1980
 General Partner of Venrock Associates, a venture capital limited partnership.
 Director, AXYS Pharmaceuticals, Inc., Opta Food Ingredients, Inc., Ribozyme
 Pharmaceuticals, Inc. and Triangle Pharmaceuticals, Inc.

William F. Hamilton, Ph.D., 58..................................................    1985
 Landau Professor of Management and Technology at the Wharton School of the
 University of Pennsylvania. Director, Digital Lightwave, Inc., Hunt
 Manufacturing Co., Marlton Technologies, Inc. and Neose Technologies, Inc.

David P. Holveck, 52............................................................    1994
 Chief Executive Officer of the Company since January 1998; President and Chief
 Executive Officer of the Company from November 1992 to December 1997; President and Chief Operating Officer from April 1992 to October 1992; and Executive Vice
 President and President--Diagnostics Division from December 1988 to April 1992.
 Director, CV Therapeutics.

Antonie T. Knoppers, M.D., 83...................................................    1986
 Self-employed business consultant. Former President, Chief Operating Officer and
 Vice Chairman, Merck & Co., Inc., a research-based health products company.
 Director, Agouron Pharmaceuticals, Inc.

Ronald A. Matricaria, 55........................................................    1994
 Chief Executive Officer of St. Jude Medical, Inc., a medical products company, since January 1998; President and Chief Executive Officer of St. Jude Medical,
 Inc. from April 1993 to December 1997; and Chairman of its Board of Directors
 since January 1995. From 1970 to 1993, Mr. Matricaria was employed by Eli Lilly and Company, Inc., a research-based pharmaceutical company, where he served in a variety of capacities, including President of the Medical Devices and
 Diagnostics Division, Executive Vice President of the Pharmaceutical Division
 and President of its North American operations. Director, St. Jude Medical, Inc.
 and Health Industry Manufacturers Association.

Hubert J.P. Schoemaker, Ph.D., 47...............................................    1983
 Chairman of the Board of the Company since November 1987; Chief Executive
 Officer of the Company from November 1987 to October 1992; President of the
 Company from 1983 to 1987. Director, Apollon, Inc., Avitech, Inc., ChemGenics
 Pharmaceuticals Inc. and Safeguard Scientifics Inc.

Richard D. Spizzirri, 65........................................................    1994
 Senior Counsel to the law firm of Davis Polk & Wardwell since January 1995;
 Partner, Davis Polk & Wardwell from 1967 to 1994. Director, Stuart
 Entertainment, Inc., SUGEN, Inc.

Lawrence Steinman, M.D., 50......................................................   1991
 Professor of Immunology, Weizmann Institute of Science, Rehovot, Israel since
 1994; Professor of Neurology and Neurological Sciences and Pediatrics, Stanford
 University School of Medicine since 1991; Associate Professor of Neurology,
 Pediatrics and Genetics, Stanford University School of Medicine from 1985 to
 1991.

                NAME, AGE, PRINCIPAL OCCUPATIONS AND BUSINESSES                   DIRECTOR
             DURING LAST FIVE YEARS AND OTHER CURRENT DIRECTORSHIPS                SINCE
             ------------------------------------------------------               --------
Jean C. Tempel, 54..............................................................    1993
 Partner of Boston Equity Partners, an early stage private equity investment firm. Special Limited Partner of TL Ventures and a Venture Partner of Internet
 Capital Corp., both affiliates of Safeguard Scientifics, Inc., since June 1996;
 General Partner, TL Ventures, from November 1993 to June 1996; President and
 Chief Operating Officer of Safeguard Scientifics Inc. from January 1992 to
 November 1993; Executive Vice President and Chief Operations Officer, The Boston
 Company, a bank trust company, from 1986 to 1990. Director, Sonesta
 International Hotels, Inc. and Trustee, Scudder Kemper Family of Mutual Funds.

COMMITTEES OF THE BOARD OF DIRECTORS

  The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Audit Committee, consisting of Dr. Evnin, Dr. Hamilton and Ms. Tempel, met twice during 1997. No member of the Audit Committee is a member of the Company's management. The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial controls. The Compensation Committee, consisting of Dr. Evnin, Dr. Hamilton, Dr. Knoppers and Mr. Matricaria, met twice during 1997. The Compensation Committee is responsible for reviewing matters pertaining to the compensation of the executive officers of the Company. The Corporate Governance and Nominating Committee was formed in 1996 to oversee the Company's compliance with its Code of Legal and Ethical Conduct (the "Code"), which was adopted by the Company in 1996, and to nominate individuals, other than incumbent directors, for election to the Company's Board of Directors. The Corporate Governance and Nominating Committee, consisting of Mr. Matricaria, Mr. Spizzirri and Dr. Steinman, met once during 1997. The Corporate Governance and Nominating Committee will consider written recommendations by shareholders of the Company for nominees for election as directors of the Company, provided each recommendation, together with such information about the nominee as would be required to be included in a proxy statement with respect to the election of the nominee under the proxy solicitation rules of the Securities and Exchange Commission, is received by the Secretary of the Company, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Company as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received, and, in the case of a special meeting of shareholders at which directors of the Company are to be elected, not later than the tenth day after the date of the notice of such meeting.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

  The Board of Directors held five meetings during 1997. Each of the directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he or she was a member during 1997.

COMPENSATION OF DIRECTORS

  During 1997, each director who was not an employee of the Company was compensated in the amount of $2,000 for each of four Board of Directors' meetings attended at the Company's Malvern, Pennsylvania offices and $1,000 for one Board of Directors' meeting held by telephonic conference call. Each director who was not an employee of the Company was also granted options to purchase 15,000 shares of the Company's Common Stock during 1997. Options are granted to the Company's directors with an exercise price equal to the closing price of the Company's Common Stock on the date of grant.

  On March 18, 1998, the Board of Directors approved a new compensation policy with respect to the Company's non-employee directors, based upon the recommendation of the Compensation Committee and a review of the compensation offered to directors by other biotechnology companies which the Compensation Committee considers to be in the Company's peer group. Under the new policy, non-employee directors will receive an annual retainer fee of $10,000, payable quarterly; $1,500 for each meeting attended in person; $500 for each meeting held by telephonic conference call; and $3,000 for each meeting, if any, at a location requiring extensive travel. In addition, as discussed more fully below, the Board of Directors amended the 1989 Non-Employee Directors' Non-Qualified Stock Option Plan to reduce the number of options granted to non-employee directors, per year, from 15,000 to 10,000.

             AMENDMENT OF THE 1987 NON-QUALIFIED STOCK OPTION PLAN

  At the annual meeting a proposal will be presented for the shareholders to approve an amendment of the 1987 Non-Qualified Stock Option Plan ("1987 Option Plan") to, among other things, extend the term of the 1987 Plan to December 31, 2007; to increase by 3,000,000 the number of shares of Common Stock of the Company which may be granted to salaried employees of the Company and its subsidiaries; to provide for the exercisability of options upon the occurrence of certain events constituting a change of control of the Company; to eliminate the provision for the grant of limited stock appreciation rights; to adjust the provisions governing the exercise of options following termination of employment; and to place limits on the number of options which may be granted to any individual in any given year. Under the 1987 Option Plan, 223,263 shares of Common Stock remain available for grant. All options granted prior to shareholder approval of the proposed amendment of the 1987 Plan shall be deemed authorized and valid under, and shall be governed by, extension of the original terms of the 1987 Option Plan, as previously amended, and shall not be subject to the terms of the proposed amendment of the 1987 Plan to the extent there is a material difference in the rights conferred. The 1987 Option Plan, as amended, is set forth as Exhibit A to this Proxy Statement and is incorporated herein by reference.

  The purpose of the 1987 Option Plan, as amended, is to assist the Company in continuing to attract and retain qualified employees and to promote the identification of such persons' interests with those of the Company's shareholders. On March 18, 1998 the Company had approximately 700 employees who would have been eligible for awards under the 1987 Option Plan.

  The Board of Directors, having considered and approved the proposed amendment of the 1987 Option Plan on March 18, 1998, recommends that you vote FOR the proposed amendment of the 1987 Option Plan. The 1987 Option Plan, as amended, will become effective if it receives the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the meeting, assuming the presence of a quorum.

  Under the terms of the 1987 Option Plan, the option exercise price may not be less than the fair market value of the underlying stock at the time the option is granted and the option expires upon the earlier of the applicable time period set forth in the 1987 Option Plan following the employee's termination of employment, an expiration date fixed by the Board of Directors and set forth in each individual option agreement, or ten years from the date of grant. The total number of options to be granted in any year under the 1987 Option Plan, the number and selection of the persons to receive options, the number of options granted to each and the dates when options become exercisable are wholly within the discretion of the Board of Directors. However, in no event will an Eligible Employee receive, in any year, options to purchase in excess of 150,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits or reverse stock splits).

  Under the 1987 Option Plan, the price payable upon exercise of options may be paid in cash or, under certain circumstances, in shares of Common Stock having a fair market value equal to the option price on the date of exercise or any combination thereof.

  Upon the occurrence of certain events constituting a control transaction with respect to the Company's Common Stock, all outstanding options to be granted under the 1987 Option Plan, as amended, will automatically become fully exercisable, except as the Board of Directors may otherwise provide. To the extent such provision impedes an attempt to acquire control of the Company, the 1987 Option Plan, as amended, may serve to perpetuate the existing management of the Company. Under the 1987 Option Plan, the Board of Directors of the Company may disable this provision, thereby facilitating a change of control which the Board concludes would be in the best interests of the Company.

  The Board of Directors of the Company may make any amendments to the 1987 Option Plan which it deems necessary or advisable, provided that the Board may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, under the rules of any stock exchange or quotation system on which the Company's Common Stock is listed, or other applicable law or regulation.

  Federal Income Tax Consequences. The grant by the Company of an option is not a taxable event to the optionee. Generally, an optionee recognizes ordinary income on the date option shares are issued to him pursuant to the exercise of the option in an amount equal to the "spread" or the excess of the fair market value of the shares on that date over the exercise price. Any further gain or loss on disposition of the shares will be capital gain or loss if the shares are held by the optionee for investment. The receipt of stock upon exercise of a non-qualified stock option is not immediately taxable if the sale of the stock could subject the optionee to suit under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, in the case of exercises of options by officers of the Company, the optionee generally is not taxed until the six-month period referred to in Section 16(b) expires. The optionee recognizes ordinary income upon the expiration of the six-month period measured by the "spread" at the time of expiration. Alternatively, the optionee may elect under Internal Revenue Code Section 83(b) to include the "spread" in his income at the time the option is exercised.

  The Company generally will be entitled to deduct any amount the optionee is required to include in ordinary income at the time such amount is so includable, provided that such amount is not deemed to be an "excess parachute payment" (i.e., a payment due upon a change of control of the Company that is in excess of reasonable compensation).

                      AMENDMENT OF THE 1989 NON-EMPLOYEE
                  DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

  At the annual meeting, a proposal will be presented for the shareholders to approve an amendment to the 1989 Non-Employee Directors' Non-Qualified Stock Option Plan ("1989 Directors' Plan") to increase from 96,250 to 350,000 (a total increase of 253,750) the number of available shares of Common Stock for which options may be granted to directors of the Company who are not otherwise employees of the Company and who have not been employees of the Company for a period of at least one year prior to the date of grant of an option under the 1989 Directors' Plan ("Eligible Directors").

  The purpose of the 1989 Directors' Plan is to assist the Company in continuing to attract and retain experienced and knowledgeable independent directors and to further promote the identification of such directors' interests with those of the Company's shareholders.

  On March 18, 1998 the Board of Directors amended the 1989 Directors' Plan to reduce the number of options to be granted to Eligible Directors each year. Each person who first becomes an Eligible Director after August 16, 1989, the date on which the 1989 Directors' Plan was initially approved by the Board of Directors (except any such person who is first elected a director at an annual meeting of shareholders), is automatically granted an option to purchase that number of shares determined by multiplying 10,000--formerly 15,000--by a fraction, the numerator of which is the number of whole months from the date of such election as a director until the date of the next annual meeting of shareholders of the Company and the denominator of which is 12. Five business days after the date of each annual meeting of shareholders of the Company, an option to purchase 10,000 shares is granted to each Eligible Director elected at such meeting.

  There are currently seven Eligible Directors, all of whom hold options granted pursuant to the 1989 Directors' Plan. Currently, Dr. Evnin holds 105,000 options, Drs. Hamilton and Knoppers each hold 135,000 options, Mr. Matricaria holds 57,500 options, Mr. Spizzirri holds 50,000 options, Dr. Steinman holds 101,100 options and Ms. Tempel holds 53,500 options under the 1989 Directors' Plan. Each of these seven directors has an interest in the approval of the proposed amendment to the 1989 Directors' Plan and will benefit as the recipient of options to be granted thereunder if the proposed amendment is approved by the shareholders. The proposed amendment is necessary to provide for the availability of enough shares of Common Stock to continue to make grants of options to Eligible Directors under the 1989 Directors' Plan beyond 1998.

  The Board of Directors, having considered and approved the proposed amendment of the 1989 Directors' Plan on March 18, 1998, recommends that you vote FOR the proposed amendment. The proposed amendment to authorize additional shares under the 1989 Directors' Plan will become effective if it receives the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the meeting, assuming the presence of a quorum.

  Under the terms of the 1989 Directors' Plan, the option exercise price may not be less than the closing price per share of the Company's Common Stock on the date the option is granted and the option expires upon the earlier of a director ceasing to be a director (subject to extension in the case of death or removal for any reason other than for cause) or ten years from the date of grant. On March 13, 1998, the closing price per share of the Company's Common Stock on the Nasdaq National Market was $37 5/16.

  Under the terms of the 1989 Directors' Plan, the price payable upon exercise of options may be paid in cash, or, in the discretion of the Board of Directors, obligations, services performed whether or not contracted for, contracts for services to be performed or any other tangible or intangible property, including shares of the Company's Common Stock which have been owned by the optionee for at least six months and have a fair market value on the date of exercise equal to the option price, or any combination thereof.

  Subject to the provisions of the 1989 Directors' Plan regarding expiration or termination of options, on the first day of the first month after the date of grant of an option, the option shall become exercisable as to two percent of the shares thereto, and on each monthly anniversary of each date of grant, the option shall become exercisable as to an additional two percent of the shares subject thereto.

  Upon the occurrence of certain events constituting a change in control of the Company, all outstanding options granted under the 1989 Directors' Plan will automatically become fully exercisable. Simultaneously with the grant of an option pursuant to the 1989 Directors' Plan, a limited stock appreciation right ("LSAR") with respect to all of the shares covered by such option shall automatically be granted. Each LSAR provides that in the event of any acceleration of the exercisability of the option which occurs more than six months after the date of grant of the LSAR, the optionee shall have the right, for a period commencing on acceleration of the exercisability of the option and terminating thirty days thereafter, to exercise the LSAR. For each share for which an LSAR is exercised, the optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the LSAR relates, and (2) the fair market value per share of the Common Stock issuable upon exercise of the option on the date the LSAR is exercised.

  A charge to the Company's earnings will be required if, under the facts and circumstances, it is likely that the LSARs will become exercisable and that optionees will exercise such rights. The charge would be measured by the difference between the then current value of the Common Stock and the exercise price of the option. The charge so accrued may be required to be adjusted based on changes in the current value of the Common Stock during any period in which the LSARs are exercisable.

  Because LSARs, if exercised, will result in cash demands on the Company, LSARs may be considered to have an adverse effect on attempts to acquire control of the Company. To the extent that the issuance of LSARs impedes such an acquisition, the 1989 Directors' Plan may serve to perpetuate the existing management of the Company.

  The Board of Directors of the Company may make any amendments to the 1989 Directors' Plan which it deems necessary or advisable, provided that the Board may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, under the rules of any stock exchange or quotation system on which the Company's Common Stock is listed, or other applicable law or regulation.

  Federal Income Tax Consequences. The grant by the Company of an option or an option with an LSAR is not a taxable event to the optionee. Generally, an optionee recognizes ordinary income upon the exercise of the option in an amount equal to the "spread" or the excess of the fair market value of the shares on that date over the exercise price of the option. Any subsequent gain or loss on disposition of the shares will be capital gain or loss if the shares are held by the optionee for investment. If the disposition of the shares could subject the optionee to suit under Section 16(b) of the Exchange Act, the receipt of shares upon exercise of a non-qualified stock option is not taxable until the earlier of the expiration of the six-month period referred to in Section 16(b) or the first day on which the sale of such shares will not subject the optionee to suit under Section 16(b), at which time the optionee recognizes ordinary income in an amount equal to the "spread", if any, on the date of such expiration. Alternatively, the optionee may elect under Internal Revenue Code Section 83(b) to include the "spread" in his income at the time the option is exercised. Upon exercise of an LSAR, the amount of cash received is taxable to the optionee as ordinary income.

  The Company generally will be entitled to deduct any amount the optionee is required to include in ordinary income at the time such amount is so includable, provided that such amount is not deemed to be an "excess parachute payment" (i.e., a payment due upon a change of control of the Company that is in excess of reasonable compensation).

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the best of the Company's knowledge, each of the following entities and their subsidiaries, as noted below, were the only beneficial owners of more than five percent of the Company's Common Stock as of March 13, 1998:

  NAME AND ADDRESS OF                            NUMBER OF SHARES OF  PERCENT OF
 BENEFICIAL OWNER(/1/)                            COMMON STOCK(/1/)     CLASS
 ---------------------                           -------------------  ----------
The Equitable Companies(/2/)....................     12,670,562(/2/)       18%
 787 Seventh Avenue
 New York, NY 10019
Dresdner Bank AG(/3/)...........................      4,270,833(/3/)     6.09%
 Jurgen-Ponto-Platz 1
 Frankfurt, Germany

--------
(1) Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be the beneficial owner of securities if such person has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or direct the disposition, of such securities). Under those rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the above persons individually or together share voting power or investment power adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons.
(2) Based on a Schedule 13G dated January 9, 1998 filed by Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group (the "Mutuelle AXA Group") pursuant to rules of the Exchange Act, AXA-UAP and The Equitable Companies Incorporated ("Equitable"). According to such Schedule 13G, Equitable filed the Schedule 13G as a parent holding company in accordance with Rule 13d-1(b)(ii)(G) under the Exchange Act reporting sole voting power with respect to 12,397,417 of such shares, sole investment power with respect to 12,669,362 of such shares and shared investment power with respect to 1,200 of such shares; AXA-UAP filed as a parent holding company and as the beneficial owner of a majority interest in Equitable, reporting sole voting power with respect to 12,397,417 of such shares and sole investment power with respect to 12,669,362 of such shares, and the Mutuelle AXA Group filed the Schedule 13G as a parent holding company, as a group which beneficially owns a majority interest in AXA-UAP, reporting sole voting power with respect to 12,397,417 of such shares and sole investment power with respect to 12,669,362 of such shares.
(3) Based on a Schedule 13G dated January 30, 1998 filed by Dresdner Bank AG pursuant to Rule 13d-1(b)(ii)(G) under the Exchange Act as a parent holding company of Dresdner RCM Global Investors LLC, reporting beneficial ownership of 4,270,833 shares, sole voting power with respect to 23,133 of such shares and sole investment power with respect to 23,133 of such shares. A separate Schedule 13G dated January 30, 1998 was filed by Dresdner RCM Global Investors LLC, RCM Limited L.P. and RCM General Corporation reporting beneficial ownership of 4,247,700 of such shares, sole voting power with respect to 2,910,925 of those shares and sole investment power with respect to 4,176,700 of those shares. According to the Schedule 13G, RCM General Corporation filed pursuant to Rule 13d-1(b)(ii)(G) under the Exchange Act as General Partner of RCM Limited L.P., and RCM Limited L.P. filed pursuant to Rule 13d-1(b)(ii)(G) as Managing Agent of Dresdner RCM Global Investors LLC.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 13, 1998, the number of shares and percentage of the Company's Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group.

                                                          PERCENTAGE OF COMMON
                                     NUMBER OF SHARES     STOCK OUTSTANDING IF
              NAME                BENEFICIALLY OWNED(/1/)   GREATER THAN 1%
              ----                ----------------------- --------------------
Anthony B. Evnin.................          139,452
William F. Hamilton..............          119,174
David P. Holveck.................          619,056
Antonie T. Knoppers..............          127,032
Ronald A. Matricaria.............           30,800
Hubert J.P. Schoemaker...........          635,316
Richard D. Spizzirri.............          116,144
Lawrence Steinman................           27,850
Jean C. Tempel...................           49,250
Joseph C. Scodari................           47,712
Martin R. Page...................          153,595
Dominic J. Caruso................           18,125
All directors and executive
 officers as a group.............        2,083,506                2.97%

--------
(1) Includes shares which the individual named in the table has the right to acquire, on or before May 13, 1998, through the vesting of awards under the Company's 1983 Restricted Common Stock Award Plan (the "1983 Award Plan") or the exercise of stock options pursuant to individual agreements under the Company's 1987 Non-Qualified Stock Option Plan or 1989 Non-Employee Directors' Non-Qualified Stock Option Plan, as follows: Anthony
    B. Evnin--78,000; William F. Hamilton--108,000; David P. Holveck--538,000; Antonie T. Knoppers--108,000; Ronald A. Matricaria--30,800; Hubert J.P. Schoemaker--355,000; Richard D. Spizzirri--23,700; Lawrence Steinman-- 27,850; Jean C. Tempel--26,550; Joseph C. Scodari--38,750; Martin R. Page--146,450; Dominic J. Caruso--12,250 and all directors and executive officers as a group--1,493,350.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

  Based upon a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that the sale by Dr. Schoemaker of 400 shares of the Company's Common Stock on September 15, 1997 was not reported on Dr. Schoemaker's Form 4 filed on October 9, 1997. The sale has been reported on Dr. Schoemaker's Form 5 for 1997. The Company believes that all other filing requirements applicable to its reporting persons were complied with during the fiscal year ended December 31, 1997.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company, who are elected to serve at the discretion of the Board of Directors, are as follows:

             NAME               AGE                    POSITION
             ----               ---                    --------
David P. Holveck...............  52 Chief Executive Officer
Joseph C. Scodari..............  44 President and Chief Operating Officer
Martin R. Page.................  53 Senior Vice President--Worldwide Regulatory
                                    Affairs and Quality Assurance
Dominic J. Caruso..............  40 Senior Vice President and Chief Financial
                                    Officer
Christopher C. Hentschel.......  45 Senior Vice President and Chief Scientific
                                    Officer

  Mr. Holveck has been associated with Centocor since June 1983, as Chief Executive Officer since January 1998, as President and Chief Executive Officer from November 1992 to December 1997, as President and Chief Operating Officer from April 1992 to October 1992, and as Executive Vice President and President--Diagnostics Division from December 1988 to April 1992.

  Mr. Scodari has been associated with Centocor since April 1996, as President and Chief Operating Officer since January 1998, and as Executive Vice President and President--Pharmaceutical Division from April 1996 to December 1997. Previously, Mr. Scodari was employed by Rhone-Poulenc Rorer Pharmaceuticals (RPR). Mr. Scodari joined RPR in 1989 as Vice President of Marketing and Business Development, and later served as Vice President and General Manager--U.S. Pharmaceuticals, Senior Vice President and General Manager--North America Ethicals, and most recently as Senior Vice President and General Manager--The Americas.

  Mr. Page has been associated with Centocor since September 1987, as Senior Vice President--Regulatory Affairs and Quality Assurance since March 1994, as Senior Vice President--Worldwide Regulatory Affairs from August 1992 to March 1994, as Vice President--Worldwide Regulatory Affairs from June 1990 to August 1992, and as Vice President--International Regulatory Affairs from September 1987 to June 1990.

  Mr. Caruso has been associated with Centocor since November 1985, as Senior Vice President and Chief Financial Officer since January 1998, as Vice President--Finance and Chief Financial Officer from December 1994 to December 1997, and as Vice President and Corporate Controller from January 1991 to November 1994. Additionally, from January 1997 to July 1997, Mr. Caruso served as the Company's Acting General Manager--Diagnostics Division.

  Dr. Hentschel has been associated with Centocor since January 1998, as Senior Vice President and Chief Scientific Officer. Previously, Dr. Hentschel was employed by the United Kingdom Medical Research Council Collaborative Center where he served as Chief Executive from June 1990.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                  REPORT OF BOARD OF DIRECTORS' COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for establishing and reviewing the compensation of the Company's executive officers.

EXECUTIVE COMPENSATION POLICIES

  The Company's executive compensation programs are designed to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company and build shareholders' equity. The Company's executive compensation packages generally include four components: base salary; a discretionary annual cash bonus; stock options and restricted stock awards; and executive benefits.

  In setting the compensation level for executive officers, the Committee is guided by the following considerations:

  --compensation levels should be competitive with compensation generally being paid to executives in the pharmaceutical and biotechnology industries to ensure the Company's ability to attract and retain superior executives;

  --a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely shareholders and executive interests and to encourage stock ownership by executive officers; and

  --each individual executive officer's compensation should reflect the performance of the Company as a whole, the performance of the officer's business unit, if applicable, and the performance of the executive officer.

BASE SALARY

  An executive's base salary is determined by the Company's overall performance, the responsibility of the particular position, and an assessment of his/her performance against his/her individual responsibilities and objectives, including, where appropriate, the impact of such performance on the business results of the Company. The Committee also may consider non-financial indicators, including, but not limited to, strategic developments for which an executive officer has responsibility and intangible elements of managerial performance. Executive officer salaries are generally reviewed annually and adjusted on a calendar year basis based upon these considerations.

ANNUAL CASH BONUS

  The Committee may make cash awards to executive officers based on certain financial and non-financial indicators of corporate performance. An individual executive's annual bonus is a percentage of his/her base salary determined by the executive's job level and scope of responsibility.

  Based on the Company's performance in 1997, the Committee awarded cash bonuses to its executive officers with respect to such year.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

  The Committee may grant stock options and/or restricted stock awards to executive officers. The Committee sets guidelines for the number of stock options granted or shares awarded, based on the Company's performance and the targeted value of each executive's overall compensation package. In setting such guidelines, the Committee evaluates the long-term incentive packages offered to the Company's executives in relation to the long-term incentive packages other biotechnology companies which the Committee considers to be in the Company's peer group offer their executives. The Committee considers the Company's peer group to be: Amgen Inc., Biogen, Inc., Genentech Inc., Genzyme Corporation and Chiron Corporation.

  The Committee granted certain executive officers stock options in 1997 as an incentive for future performance.

EXECUTIVE BENEFITS

  In order to provide an attractive package for executive officers, thereby enabling the Company to attract and retain necessary executive talent, the Company often supplements the standard benefits package offered to all employees with special executive benefits.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Mr. Holveck's 1997 compensation consisted of base salary, a cash bonus, stock options and executive benefits.

  In view of Mr. Holveck's responsibility and seniority, the Committee set his 1997 base salary at $399,623, to be competitive with base salaries paid to other executives in the biotechnology industry with similar responsibilities and seniority. Based on his achievement of certain objectives, in 1997 the Committee granted Mr. Holveck a cash bonus of $154,500 and options to purchase 80,000 shares of Common Stock. These option grants, together with prior grants and awards, reflect the Committee's policy of encouraging long-term performance and promoting executive retention while further aligning management's and shareholders' interest in the performance of the Company's Common Stock.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

  Section 162(m) of the Internal Revenue Code, applicable in tax years beginning on or after January 1, 1994, generally disallows a tax deduction to publicly-held companies for annual compensation in excess of $1 million earned by the chief executive officer or any of the other four highest compensated officers. The deduction limit does not apply, however, to performance-based compensation that satisfies certain requirements. The Committee does not anticipate that in the foreseeable future any officer of the Company will earn compensation in excess of $1 million that would not qualify as performance-based compensation. Therefore, the Committee has not yet determined a policy with respect to Section 162(m). The Committee intends to review the implications to Section 162(m) when it becomes more relevant with respect to the Company's executive compensation policies.

                                          The Compensation Committee

                                          Dr. Anthony B. Evnin
                                          Dr. William F. Hamilton
                                          Dr. Antonie T. Knoppers
                                          Mr. Ronald A. Matricaria

                SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth, for the fiscal years ended December 31, 1997, 1996, and 1995, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years, to the chief executive officer and each of the four other most highly compensated policy making principals of the Company in all capacities in which they served. Cash bonuses are stated in the year for which they are awarded, whether paid or accrued.

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL                LONG-TERM
                                  COMPENSATION           COMPENSATION
                               ------------------ ---------------------------
                                                            AWARDS
                                                  ---------------------------
                                                                  SECURITIES
        NAME AND                                    RESTRICTED    UNDERLYING   ALL OTHER
       PRINCIPAL                                  STOCK AWARD(S) OPTIONS/SARS COMPENSATION
        POSITION          YEAR SALARY($) BONUS($)    ($)(/1/)      (#)(/2/)     ($)(/3/)
       ---------          ---- --------- -------- -------------- ------------ ------------
David P. Holveck........  1997 $399,623  $154,500   $        0      80,000      $10,419
 Chief Executive Officer  1996 $384,500  $144,750   $1,035,000     100,000      $ 6,934
                          1995 $309,000  $      0   $  423,750      90,000      $ 6,066
Hubert J.P. Schoemaker..  1997 $399,624  $154,500   $        0      85,000      $10,435
 Chairman of the Board    1996 $385,700  $144,750   $1,035,000     100,000      $ 6,997
                          1995 $371,000  $      0   $  423,750      90,000      $ 6,718
Joseph C. Scodari(/4/)..  1997 $311,093  $110,236   $        0      55,000      $ 8,911
 President and Chief      1996 $213,500  $115,000   $2,267,500     155,000      $ 4,124
 Operating Officer
Martin R. Page..........  1997 $217,765  $ 49,536   $        0      21,800      $ 7,531
 Senior Vice President--  1996 $209,900  $ 47,250   $  172,500      25,000      $ 5,080
 Worldwide Regulatory     1995 $204,000  $      0   $  141,250      25,000      $ 4,942
 Affairs and Quality
 Assurance
Dominic J. Caruso.......  1997 $184,542  $ 72,874   $        0      18,500      $ 7,098
 Senior Vice President    1996 $161,200  $ 37,800   $  172,500      25,000      $ 4,586
 and Chief Financial Of-  1995 $150,000  $      0   $  141,250      17,000      $ 4,391
 ficer

--------
(1) Of the 60,000 shares awarded to Mr. Holveck under the 1983 Award Plan during the three fiscal years ended December 31, 1997, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1997, Mr. Holveck held unvested awards under the 1983 Award Plan for an aggregate of 39,500 shares with a market value of $1,313,375.

  Of the 60,000 shares awarded to Dr. Schoemaker under the 1983 Award Plan during the three fiscal years ended December 31, 1997, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1997, Dr. Schoemaker held unvested awards under the 1983 Award Plan for an aggregate of 39,500 shares with a market value of $1,313,375.

  Of the 65,000 shares awarded to Mr. Scodari under the 1983 Award Plan during the three fiscal years ended December 31, 1997, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1997, Mr. Scodari held unvested awards under the 1983 Award Plan for an aggregate of 48,750 shares with a market value of $1,620,938.

  Of the 15,000 shares awarded to Mr. Page under the 1983 Award Plan during the three fiscal years ended December 31, 1997, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1997, Mr. Page held unvested awards under the 1983 Award Plan for an aggregate of 9,750 shares with a market value of $324,186.

  Of the 15,000 shares awarded to Mr. Caruso under the 1983 Award Plan during the three fiscal years ended December 31, 1997, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1997, Mr. Caruso held unvested awards under the 1983 Award Plan for an aggregate of 9,170 shares with a market value of $304,903.

  The vesting of all the foregoing unvested shares may be accelerated under certain events constituting a change in control of the Company. With respect to restricted stock awards, shares of Common Stock are not issued prior to the vesting of an award. The holder of unvested restricted stock awards has no rights as a shareholder of the Company, including no right to receive dividends. The Company has not paid any dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(2) All of the options granted to Mr. Holveck, Dr. Schoemaker, Mr. Scodari, Mr. Page and Mr. Caruso in the three fiscal years ended December 31, 1997 were granted in tandem with limited stock appreciation rights ("LSARs"). LSARs may be exercised only upon the occurrence of certain events constituting a change in control of the Company, only during the 30-day period following shareholder approval of any such event (but may not in any event be exercised for six months after the date of grant of the
    LSAR), and will be exercisable only if and to the extent that the options to which they relate are exercisable. For each share for which an LSAR is exercised, the optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the LSAR relates and (2) the fair market value per share of the Common Stock issuable upon exercise of the option on the date the LSAR is exercised.

(3) All of such amounts constitute contributions made by the Company to the Company's Qualified Savings and Retirement Plan for the accounts of the named principals.

(4) Mr. Scodari became an officer and employee of the Company effective as of April 8, 1996.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table sets forth information concerning the grant of stock options and LSARs under the Company's 1987 Non-Qualified Stock Option Plan to the principals named in the Summary Compensation Table during the fiscal year ended December 31, 1997:

                    OPTION/LSAR GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
-------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF
                            NUMBER OF       % OF TOTAL                               STOCK PRICE
                           SECURITIES     OPTIONS/LSARS                           APPRECIATION FOR
                           UNDERLYING       GRANTED TO    EXERCISE                   OPTION TERM
                          OPTIONS/LSARS     EMPLOYEES       PRICE    EXPIRATION ---------------------
          NAME             GRANTED (#)    IN FISCAL YEAR ($/SH)(/1/) DATE(/2/)    5% ($)    10% ($)
          ----            -------------   -------------- ----------- ---------- ---------- ----------
David P. Holveck........     80,000(/3/)      10.44%       $34.00     12/22/07  $1,710,583 $4,334,972
Hubert J.P. Schoemaker..     85,000(/3/)      11.09%       $34.00     12/22/07  $1,817,494 $4,605,908
Joseph C. Scodari.......     55,000(/3/)       7.18%       $34.00     12/22/07  $1,176,026 $2,980,293
Martin R. Page..........     21,800(/3/)       2.84%       $34.00     12/22/07  $  466,134 $1,181,280
Dominic J. Caruso.......     18,500(/3/)       2.41%       $34.00     12/22/07  $  395,572 $1,002,462

--------
(1) The price payable upon exercise of options may be paid in cash, property, services rendered, or, under certain circumstances, in shares of the Company's Common Stock having a fair market value equal on the date of exercise to the exercise price, or any combination thereof.
(2) Each of the options generally expires upon the earlier of six months after the employee's termination of employment or the expiration date noted above.
(3) Such options will first become exercisable as to one-quarter of the option shares on December 22, 1998. The remainder will become exercisable as to one-quarter of the option shares on December 22, 1999, one-quarter of the option shares on December 22, 2000 and one-quarter of the option shares on December 22, 2001. The exercisability of all of the options will accelerate upon the occurrence of certain events constituting a change in control of the Company. All of such options were granted in tandem with LSARs.

  The following table sets forth information with respect to option exercises during the fiscal year ended December 31, 1997 and the unexercised options and LSARs held by each of those principals as of the end of such fiscal year:

           AGGREGATED OPTION/LSAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/LSAR VALUES

                                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                            OPTIONS/LSARS            OPTIONS/LSARS AT
                             SHARES                         AT FY-END (#)               FY-END ($)
                          ACQUIRED ON  VALUE REALIZED -------------------------- -------------------------
          NAME            EXERCISE (#)      ($)       EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ------------ -------------- ------------ ------------- ----------- -------------
David P. Holveck........     28,000     $   872,125   528,000(/1/) 230,000(/1/)  $10,249,125  $1,548,125
Hubert J.P. Schoemaker..    434,000     $13,395,906   343,750(/1/) 236,250(/1/)  $ 3,880,781  $1,574,843
Joseph C. Scodari.......          0     $         0    38,750(/1/) 171,250(/1/)  $         0  $        0
Martin R. Page..........     14,000     $   872,125   143,950(/2/)  63,050(/1/)  $ 3,170,061  $  469,061
Dominic J. Caruso.......     21,875     $   499,844    12,250(/1/)  53,250(/1/)  $   115,749  $  322,624

--------
(1) All of such options were granted in tandem with LSARs.
(2)  88,750 of such options were granted in tandem with LSARs.

PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1997 with the cumulative total return on the Nasdaq Stock Market Index (U.S. and Foreign Companies) and the Hambrecht & Quist Biotechnology Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of dividends. The Company did not declare or pay any dividends during the comparison period.

                             [GRAPH APPEARS HERE]

TRANSACTIONS INVOLVING MANAGEMENT

  At various times in 1997, various executive officers were awarded and vested in shares awarded pursuant to the 1983 Award Plan, and were granted and exercised options pursuant to the 1987 Non-Qualified Stock Option Plan.

  The Company has arrangements with all executive officers other than Mr. Holveck pursuant to which each will receive severance payments of up to twelve months compensation in certain cases in the event of termination of his employment by the Company. The Company has an arrangement with Mr. Holveck pursuant to which he will receive a lump-sum payment of twelve months compensation in certain cases in the event of termination of his employment by the Company.

  The terms of currently unexercisable options for an aggregate of 1,143,046 shares and currently unvested restricted stock awards for an aggregate of 172,060 shares granted to all executive officers and certain other employees of the Company provide for the acceleration of the exercisability of such options and the vesting of such common stock awards upon the occurrence of certain events constituting a change in control of the Company.

                                OTHER BUSINESS

  The Board of Directors knows of no business that will be presented at the meeting other than the election of directors, the proposal to approve the amendment of the 1987 Non-Qualified Stock Option Plan and the proposal to approve the amendment of the 1989 Non-Employee Directors' Non-Qualified Stock Option Plan. If any other matter is properly presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                            ADDITIONAL INFORMATION

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP, independent certified public accountants, audited the consolidated financial statements of the Company for the year ended December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to attend the 1998 annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. The Board of Directors has selected KPMG Peat Marwick LLP as the independent public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1998.

DEADLINE FOR SHAREHOLDERS' PROPOSALS

  The Company must receive any proposal which a shareholder wishes to submit to the 1999 annual meeting of shareholders before December 3, 1998, if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting.

                                          George D. Hobbs
                                          Secretary

April 2, 1998

                                   EXHIBIT A

                                CENTOCOR, INC.
                     1987 NON-QUALIFIED STOCK OPTION PLAN
 (AS AMENDED APRIL 10, 1991, MARCH 18, 1998, AND TO REFLECT MAY 1991 TWO-FOR-
                               ONE STOCK SPLIT)

1. OBJECTIVES

  The objectives of this Plan are to assist Centocor, Inc. (the "Company") in attracting and retaining qualified employees and to promote the identification of such employees' interests with those of the Company's shareholders.

2. DEFINITIONS

  "Board" shall mean the Board of Directors of the Company.

  "Date of grant" in relation to any option granted under this Plan shall mean the date on which the Board or the Committee (as defined below) granted the option.

  "Eligible Employee" shall mean officers (who may also be directors) and employees regularly employed by the Company or any Subsidiary.

  "Exercise" in respect of an option shall mean the delivery by the optionee to the Company of (a) written notice of exercise of the option as to a specified number of Shares; and (b) payment of the option price for such shares.

  "Optionee" shall mean a person holding an option granted under this Plan which has not been exercised or surrendered and has not expired.

  "Plan" shall mean this 1987 Non-Qualified Stock Option Plan, as amended.

  "Shares" shall mean shares of Common Stock, par value $.01 per share, of the Company.

  "Subsidiary" shall mean a corporation in which, at the time in question, the Company owns at least 50% of the voting stock outstanding.

3. MAXIMUM NUMBER OF SHARES TO BE OPTIONED AND ADJUSTMENTS IN OPTIONED SHARES

  The maximum number of Shares for which options may be granted hereunder is 9,450,000 of which 3,223,263 remain available. This number shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or reverse stock split. The number of Shares previously optioned and not theretofore delivered and the option price per Share shall likewise be adjusted whenever the number of outstanding Shares is increased or reduced by any such procedure. The maximum number of Shares for which options may be granted shall be increased by: (i) Shares for which options have expired or have been surrendered and (ii) Shares that are tendered to the Company as full or partial payment or settlement of the option price or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of an option.

4. ADMINISTRATION AND INTERPRETATION

  This Plan shall be administered by the Board or a committee of the Board (the "Committee") which shall be comprised of at least that number of members of the Board, designated by the Board, required by applicable regulations (including Rule 16b-3 under the Securities Exchange Act of 1934 and Treasury Reg. 1.162-27), who meet any applicable criteria specified by such regulations. The Board and the Committee may each make such rules and establish such procedures as each deems appropriate for the administration of this Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Board shall be final and binding upon all persons in interest.

5. GRANTING OF OPTIONS

  The Board and the Committee are each authorized to grant options to selected Eligible Employees pursuant to this Plan. The number of Shares, if any, optioned in each year, the Eligible Employees to whom options are granted, and the number of Shares optioned to each Eligible Employee shall be wholly within the discretion of the Board or the Committee. However, in no event will an Eligible Employee receive, in any year, options to purchase in excess of 150,000 Shares.

6. PREVIOUSLY GRANTED NON-QUALIFIED OPTIONS

  This Plan includes non-qualified options to purchase 6,207,493 Shares which have been previously granted to Eligible Employees. All options granted prior to shareholder approval of the proposed amendments to the Plan which are contained herein and which were adopted by the Board on March 18, 1998, including all options granted up to and including May 13, 1998, shall be deemed authorized and valid under and shall be governed by extension of the original terms of the Plan, as previously amended, and shall not be subject to the terms of the proposed amendments herein to the extent the Board concludes that there is a material difference in the rights conferred. The Shares issuable on exercise of such options are included in the maximum number of Shares for which options may be granted hereunder.

7. OPTION TERMS

  Subject to the limitations prescribed in Sections 5 and 6 above, the options granted under this Plan shall be on the terms stated in clauses (a) through
(f) below. The Board and the Committee may each specify additional terms not inconsistent with this Plan by rules of general application or by specific direction in connection with a particular option or group of options.

    (a) The option price shall be fixed by the Board or the Committee, but shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

    (b) A Stock option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Stock already owned by the Participant valued at the fair market value of the Stock on the date of exercise. The Committee may also permit Participants, either on a selected or aggregate basis, to simultaneously exercise options and sell the Shares thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

    (c) The option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him or her.

    (d) The option shall expire ten years after the date of grant, unless the Board fixes an earlier date.

    (e) The option shall terminate and may not be exercised if the Optionee ceases to be an employee of the Company or any Subsidiary, except to the extent provided in Section 8 hereof.

    (f) In the event that the Company is succeeded by another company in a reorganization, merger, consolidation, separation or liquidation, or otherwise, the successor entity shall assume the outstanding options granted under this Plan or the Committee shall adjust the options on an equitable basis, subject to the provisions of Section 12 hereof.

8. EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT

  No option may be exercised unless the holder is at the time of such exercise an Employee, except as otherwise provided in clauses (a) through (e) below.

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    (a) If an Optionee becomes disabled, he or she may exercise his or her options within one year after the date of disability, but in no event later than the date on which the option would have expired if the Optionee had not become disabled. During such period the option may be exercised only to the extent that the Optionee was entitled to do so at the date of disability and, to the extent the option is not so exercised, it shall expire at the end of such period. For purposes of this clause, an Optionee shall be deemed to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of more than 12 months.

    (b) If an Optionee is deemed by the Committee to have retired from the Company during a period in which he or she is entitled to exercise an option (including the period referred to in clause (a) of this Section), the option shall terminate three years after the date of retirement, but in no event later than the date on which the option would have expired if the Optionee had not retired.

    (c) If an Optionee dies during a period in which he or she is entitled to exercise an option (including the periods referred to in clauses (a) and (b) of this Section), the option shall terminate one year after the date of death, but in no event later than the date on which the option would have expired if the Optionee had lived. During such period, the option may be exercised by the Optionee's executor or administrator or by any person or persons who have acquired the option directly from the Optionee by bequest or inheritance, but only to the extent that the Optionee was entitled to do so at the date of death and, to the extent the option is not so exercised, it shall expire at the end of such period.

    (d) If an Optionee ceases to be an Employee of the Company or any Subsidiary for any reason other than those stated in clauses (a) through
  (c) of this Section, he or she may exercise options granted hereunder for a period not to exceed three months after the date of such termination, but in no event later than the date on which the option would have expired if the Optionee had remained an Employee of the Company or any Subsidiary. During such period the option may be exercised only to the extent that the Optionee was entitled to do so on the date of termination of employment and, to the extent the option is not so exercised, it shall expire at the end of such three month period. This provision shall not apply if the Optionee's employment was terminated for "cause," which shall include theft; falsification of records; fraud; embezzlement; gross negligence or willful misconduct; causing the Company to violate any Federal, state or local law, administrative regulation or ruling having the force and effect of law; insubordination; conflict of interest; diversion of corporate opportunity; or conduct that results in publicity that reflects unfavorably on the Company.

    (e) Notwithstanding the provisions of this Plan in clauses (a) through
  (d) of this Section, the Board or the Committee may permit the exercise of any option for any period following the Optionee's termination of employment not in excess of the original term of the option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement or in an amendment to such agreement.

9. ADDITIONAL REQUIREMENTS

  Upon the exercise of an option granted hereunder the Board may require the Optionee to deliver the following:

    (a) A written statement that the Optionee (or such other person) is purchasing the Shares for investment and not with a view toward their distribution or sale and will not sell or transfer any Shares received upon the exercise of the option except in accordance with the Securities Act of 1933 and applicable state securities laws; and

    (b) Evidence reasonably satisfactory to the Company that at the time of exercise the Optionee (or such other person) meets such other requirements as the Board may determine.

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10. COMMON STOCK SUBJECT TO OPTION

  The Shares issuable upon exercise of options granted hereunder may be unissued Shares or treasury Shares, including Shares bought on the open market. The Company at all times during the term of this Plan shall reserve for issuance the number of Shares issuable upon exercise of options granted hereunder.

11. COMPLIANCE WITH GOVERNMENTAL AND OTHER REGULATIONS

  The Company will not be obligated to issue and sell the Shares subject to options granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable Federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell Shares issuable upon exercise of any option granted hereunder. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares upon exercise of an option granted hereunder shall relieve the Company from any liability for failure to issue and sell such Shares until the time when such authority is obtained or is obtainable.

12. CONTROL TRANSACTION

  (a) Effect on Grants. In the event of a Control Transaction (as defined below) involving the Common Stock of the Company, except as the Board of Directors may otherwise expressly provide prior to the date upon which the Control Transaction occurs, and notwithstanding any other provision of the Plan to the contrary, all options then outstanding shall become fully exercisable as of the date of the Control Transaction.

  (b) Control Transaction Defined. "Control Transaction" shall have the meaning ascribed to that term in Subchapter 25E of the Pennsylvania Business Corporations Law of 1988, as amended, 15 Pa.C.S. (S) 2541 et. seq.

13. NON-ASSIGNMENT OF OPTIONS

  Except as otherwise provided in Paragraph 7(c) hereof, any option granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such option and the rights and privileges conferred hereby shall immediately terminate.

14. RIGHTS OF OPTIONEE IN STOCK

  Neither any Optionee nor the legal representatives, heirs, legatees or distributees of any Optionee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares issuable upon exercise of an option granted hereunder unless and until such Shares are issued to him, her or them and such person or persons have received a certificate or certificates therefore.

15. DELIVERY OF SHARES ISSUED PURSUANT TO OPTION

  Subject to the other terms and conditions of this Plan, upon the exercise of an option granted hereunder, the Company shall sell to the Optionee the Shares with respect to which the option has been exercised.

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16. WITHHOLDING OF APPLICABLE TAXES

  The Company shall have the right to reduce the number of Shares otherwise required to be issued upon exercise of an option granted hereunder by an amount which would have a fair market value on the date of such exercise equal to all Federal, state, city or other taxes as shall be required to be withheld by the Company pursuant to any statute or other governmental regulation or ruling. In connection with such withholding, the Company may make any such arrangements as are consistent with this Plan as it may deem appropriate.

17. PLAN AND OPTIONS NOT TO AFFECT EMPLOYMENT

  Neither this Plan nor any option granted hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary.

18. AMENDMENT OF PLAN

  The Board may make all such amendments to the Plan which it deems necessary or advisable, provided that the Board may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or quotation system on which the Company's stock is listed or other applicable law or regulation.

19. NOTICES

  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Company at 200 Great Valley Parkway, Malvern, Pennsylvania 19355-1307, and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20. SUCCESSORS

  The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

21. SEVERABILITY

  If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

22. TERMINATION OF THE PLAN

  The Board may terminate this Plan at any time. Otherwise, this Plan shall terminate on January 1, 2008, unless extended by the Board. Termination of the Plan shall not deprive Optionees of their rights under previously granted options.

23. EFFECTIVE DATE OF PLAN

  This Plan shall become effective upon adoption of the Plan by the Board, but the exercisability of any option granted hereunder is subject to the express condition that within 12 months after the date on which this Plan is adopted by the Board this Plan shall have been duly approved by the shareholders of the Company.


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  0904-PS-98